EXHIBIT 99.2
                                                                    ------------

                                  CERTIFICATION


     Pursuant to 18 U.S.C. ss. 1350, the undersigned officer of GMX Resources Inc. (the "Company"), hereby certifies that the Company's Report on Form 10-KSB for the year ended December 31, 2002 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:   April 14, 2003                       /s/ Ken L. Kenworthy, Sr.
                                              ----------------------------------
                                              Name:  Ken L. Kenworthy, Sr.
                                              Title:   Chief Financial Officer



     The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350.